Exhibit 10.6(d)

FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of February 17, 2012, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 230 West Monroe Street, Chicago, Illinois 60606 (“Bank”) and EXACTTARGET, INC., a Delaware corporation with its chief executive office located at 20 North Meridian Street, Suite 200, Indianapolis, Indiana 46204 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 18, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of November 18, 2010, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of March 30, 2011, between Borrower and Bank, as further amended by a certain Second Loan Modification Agreement dated as of September 19, 2011, between Borrower and Bank, and as further amended by a certain Third Loan Modification Agreement dated as of October 31, 2011, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the (a) Collateral as described in the Loan Agreement, and (b) the Intellectual Property Collateral as described in that certain Intellectual Property Security Agreement dated as of November 18, 2010, by and between Borrower and Bank (the “IP Agreement”, and together with the Loan Agreement and any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.7 thereof (entitled “Financial Covenants”), in its entirety:

“6.7 Financial Covenants. Maintain at all times, to be tested as of the last day of each fiscal quarter, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Recurring Revenue. Maintain Recurring Revenue for Borrower’s fiscal quarter ending (i) December 31, 2010 of at least $28,500,000.00, (ii) March 31, 2011 of at least $37,938,000, (iii) June 30, 2011 of at least $42,381,000, (iv) September 30, 2011 of at least $45,662,000.00, and (v) December 31, 2011 of at least $48,463,000.00. In addition, commencing with Borrower’s fiscal quarter ending on March 31, 2012, and for each fiscal quarter thereafter, Borrower shall maintain at all times, to be tested as of the last day of each fiscal quarter, minimum Recurring Revenue of greater than or equal to the greater of: (i) ninety (90%) of the Recurring Revenue projected for each fiscal quarter pursuant to Borrower’s Board of Directors’ approved projections, which projections shall be acceptable to Bank in its reasonable discretion, and (ii) the minimum Recurring Revenue required for the previous fiscal quarter.

(b) Unfinanced Capital Expenditures. Borrower’s unfinanced capital expenditures shall not exceed (i) Ten Million Dollars ($10,000,000) in the aggregate for Borrower’s fiscal year ending December 31, 2010, and (ii) Thirty-Four Million Dollars ($34,000,000.00) in the aggregate for Borrower’s fiscal year ending December 31, 2011. In addition, commencing with

Borrower’s fiscal year beginning January 1, 2012, and for each fiscal year thereafter, Borrower’s unfinanced capital expenditures shall not exceed one hundred twenty percent (120%) of the unfinanced capital expenditures projected for each such fiscal year pursuant to Borrower’s Board of Directors’ approved projections, which projections shall be acceptable to Bank in its reasonable discretion.

(c) Adjusted EBITDA. Adjusted EBITDA for Borrower’s fiscal quarter ending (i) December 31, 2010 of at least ($750,000.00), (ii) March 31, 2011 of at least ($3,255,000.00), (iii) June 30, 2011 of at least ($2,949,000.00), (iv) September 30, 2011 of at least ($820,000.00), and (v) December 31, 2011 of at least ($28,000.000). In addition, commencing with Borrower’s fiscal quarter ending on March 31, 2012, and for each fiscal quarter thereafter, Borrower shall maintain at all times, to be tested as of the last day of each fiscal quarter, Adjusted EBITDA of greater than or equal to eighty (80%) of the Adjusted EBITDA projected for each fiscal quarter pursuant to Borrower’s Board of Directors’ approved projections, which projections shall be acceptable to Bank in its reasonable discretion.”

and inserting in lieu thereof the following:

“6.7 Financial Covenants. Maintain at all times, to be tested as of the last day of each fiscal quarter, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Recurring Revenue. Maintain Recurring Revenue for Borrower’s fiscal quarter ending (i) December 31, 2010 of at least $28,500,000.00, (ii) March 31, 2011 of at least $37,938,000.00, (iii) June 30, 2011 of at least $42,381,000.00, (iv) September 30, 2011 of at least $45,662,000.00, and (v) December 31, 2011 of at least $48,463,000.00. In addition, commencing with Borrower’s fiscal quarter ending on March 31, 2012, and for each fiscal quarter thereafter, Borrower shall maintain at all times, to be tested as of the last day of each fiscal quarter, minimum Recurring Revenue of greater than or equal to the greater of: (i) ninety percent (90%) of the Recurring Revenue projected for each fiscal quarter pursuant to Borrower’s Board of Directors’ most recently approved projections, which projections shall be acceptable to Bank in its reasonable discretion, and (ii) the minimum Recurring Revenue required for the previous fiscal quarter.

(b) Net Unfinanced Capital Expenditures. Borrower’s net unfinanced capital expenditures shall not exceed (i) Ten Million Dollars ($10,000,000.00) in the aggregate for Borrower’s fiscal year ending December 31, 2010, and (ii) Thirty-Four Million Dollars ($34,000,000.00) in the aggregate for Borrower’s fiscal year ending December 31, 2011. In addition, commencing with Borrower’s fiscal year beginning January 1, 2012, and for each fiscal year thereafter, Borrower’s net unfinanced capital expenditures shall not exceed one hundred twenty-five percent (125%) of the net unfinanced capital expenditures projected for each such fiscal year pursuant to Borrower’s Board of Directors’ most recently approved projections for such fiscal year, which projections shall be acceptable to Bank in its reasonable discretion. For clarity, lease incentives and leasehold improvement allowances received by Borrower from lessors related to Borrower’s occupation of lessors’ facilities shall be netted against Borrower’s total unfinanced capital expenditures to determine Borrower’s net unfinanced capital expenditures.

(c) Adjusted EBITDA. Adjusted EBITDA for Borrower’s fiscal quarter ending (i) December 31, 2010 of at least ($750,000.00), (ii) March 31, 2011 of at least ($3,255,000.00), (iii) June 30, 2011 of at least ($2,949,000.00), (iv) September 30, 2011 of at least ($820,000.00), and (v) December 31, 2011 of at least ($28,000.00). In addition, commencing with Borrower’s fiscal quarter ending on March 31, 2012, and for each fiscal quarter thereafter, Borrower shall maintain at all times, to be tested as of the last day of each fiscal quarter, Adjusted EBITDA of greater than or equal to the Adjusted EBITDA projected for each fiscal quarter pursuant to Borrower’s Board of Directors’ most recently approved projections for such quarter, which projections shall be acceptable to Bank in its reasonable discretion, minus $3,000,000.00.”

2	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

4. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF IP AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that the IP Agreement, together with the Intellectual Property notices provided by Borrower to Bank pursuant to Section 6.2(j) of the Loan Agreement and the Intellectual Property rights set forth in Schedule 4(a) of the Perfection Certificate attached as Schedule 2 hereto, contain an accurate and complete listing of all Intellectual Property Collateral as defined the IP Agreement and shall remain in force and effect. In addition, Borrower hereby acknowledges and agrees that all references in the IP Agreement to “Loan Agreement” shall include the Loan Agreement, as modified by this Loan Modification Agreement.

6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies and confirms, all and singular, the terms and disclosures contained in the Perfection Certificate attached as Schedule 2 hereto, which Perfection Certificate shall replace the Perfection Certificate dated as of November 18, 2010 between Borrower and Bank.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that as of the date hereof Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

EXACTTARGET, INC.		SILICON VALLEY BANK

By:	/s/ Steven Collins	By:	/s/ Kurt Nichols

Name:	Steven Collins	Name:	Kurt Nichols

Title:	CFO	Title:	RM II

Schedule 1

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date: _______________________
FROM: EXACTTARGET, INC.

The undersigned authorized officer of EXACTTARGET, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 120 days	Yes No
Board Projections	FYE within 45 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate with A/R & A/P Agings	Monthly within 30 days	Yes No
Bank Statements	Monthly within 5 Business Days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required		Actual	Complies
Maintain on a Quarterly Basis (unless otherwise specified):
Minimum Recurring Revenue	*		$_______	Yes No
Maximum Net Unfinanced CAPEX	*	*	$_______	Yes No
Minimum Adjusted EBITDA	*	**	$_______	Yes No

*	As set forth in Section 6.7(a) of the Agreement.
**	As set forth in Section 6.7(b) of the Agreement.
***	As set forth in Section 6.7(c) of the Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

EXACTTARGET, INC.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER

Name:	Date:

Title:	Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

I. Recurring Revenue (Section 6.7(a))

Required:	Borrower shall maintain at all times, to be tested as of the last day of each fiscal quarter, minimum Recurring Revenue of greater than or equal to the greater of: (i) ninety percent (90%) of the Recurring Revenue projected for each fiscal quarter pursuant to Borrower’s Board of Directors’ most recently approved projections, which projections shall be acceptable to Bank in its reasonable discretion, and (ii) the minimum Recurring Revenue required for the previous fiscal quarter.

Actual: $______________________

A.

Recurring subscription revenue, any service revenue and messaging revenue directly attributable to software licensed by Borrower’s parent, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, on a basis consistent with Borrower’s financial statements delivered pursuant to Section 6.2 (to the extent not inconsistent with then current GAAP) and in accordance with GAAP

$

Is line A equal to or greater than the amount applicable above?

_____ No, not in compliance                                               ________ Yes, in compliance

II. Net Unfinanced Capital Expenditures (Section 6.7(b))

Required:	Borrower’s net unfinanced capital expenditures shall not exceed one hundred twenty-five percent (125%) of the net unfinanced capital expenditures projected for each such fiscal year pursuant to Borrower’s Board of Directors’ most recently approved projections for such fiscal year, which projections shall be acceptable to Bank in its reasonable discretion. For clarity, lease incentives and leasehold improvement allowances received by Borrower from lessors related to Borrower’s occupation of lessors’ facilities shall be netted against Borrower’s total unfinanced capital expenditures to determine Borrower’s net unfinanced capital expenditures.

Actual: $___________________

Is the actual amount equal to or greater than the amount applicable above?

_____ No, not in compliance                                               ________ Yes, in compliance

III.         Adjusted EBITDA (Section 6.7(c))

Required*: See below.

Actual: $___________________

A.	Net Income (as defined in the Agreement) for Borrower and its Subsidiaries	$

B.	To the extent included in the determination of Net Income for Borrower and its Subsidiaries

	1. Income tax Expense	$

	2. Depreciation expense	$

	3. Amortization expense from intangible assets	$

	4. Interest Expense	$

	5. Acquisition Expenses (as defined in the Agreement)	$

	6. Non-cash compensation paid to employees in the form of equity	$

	7. The sum of lines 1 through 6	$

C.	Adjusted EBITDA (line A plus line B.7)		________

Is line C at least greater than or equal to the Adjusted EBITDA projected for each fiscal quarter pursuant to Borrower’s Board of Directors’ most recently approved projections for such quarter which projections shall be acceptable to Bank in its reasonable discretion, minus $3,000,000.00?

_________ No, not in compliance                                                                  ________ Yes, in compliance